STAR MULTI CARE SERVICES, INC.
                              33 Walt Whitman Road
                                    Suite 302
                       Huntington Station, New York 11746


                                       July 12, 1997



PRIVILEGED AND CONFIDENTIAL

Mr. William Fellerman
1554 Holiday Park Drive
Wantagh, New York 11793


Dear Mr. Fellerman

Star Multi Care Services, Inc., a New York corporation (the "Company"), considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, a change in control of the Company is always possible and that such possibility, and the uncertainty and questions that it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company although no such change is now contemplated.

In order to induce you, William Fellerman (the "Executive") to remain in your position as Secretary and Chief Financial Officer of the Company (the "Position") and in consideration of your agreement set forth in Subparagraph 2(d) hereof, the Company agrees that you shall receive the severance benefits set forth in this letter agreement ("Agreement") in the event your Position with the Company is terminated subsequent to a "Change in Control of the Company" (as such term is defined in Paragraph 2 hereof), or you are "Terminated Without Cause" (as such term is defined in Paragraph 2 hereof), or a "Resignation of the Executive" (as such term is defined in Paragraph 2 hereof) occurs. The amount of your severance benefits has been calculated based upon a formula approved by the Board and takes into account your level of responsibility and your years of service with the Company.

1. Term of Agreement. This Agreement shall commence on the date hereof (the "Commencement Date") and shall continue in effect for one year from the Commencement

Date; provided, however, that commencing on the one year anniversary of the Commencement Date, and upon each annual anniversary thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than three (3) months prior to such automatic extension date, the Company shall have given notice that it does not wish to extend this Agreement; provided, further, if a Change in Control of the Company shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of six (6) months beyond the month in which such Change in Control occurred.

2. Termination or Resignation of Employment

     (a) Change in Control. Benefits shall be payable hereunder should there have been a Change in Control of the Company, as set forth below:

          (A) For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred if: (i) any "person" or "group" (as such terms are used in Section 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")), except for an employee stock ownership trust (or any of the trustees thereof), becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; (ii) a change in "control" is defined in Rule 12b-2 or any successor rule promulgated under the Act) shall have occurred; (iii) the majority of the Board of Directors, as such entire Board of Directors is composed at the date of this Agreement, no longer serve as directors of the Company, except that there shall not be counted toward such majority who no longer serve as directors any director who ceased to serve either prior to the date of a Change in Control, for any reason, or at any other time due to his death, disability or termination for cause; (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (v) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding  or by being  converted  into  voting  securities  of the  surviving entity) more than seventy percent (70%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation . Notwithstanding the foregoing, any transaction involving a leveraged buy out or other acquisition of the Company which would otherwise constitute a Change in Control, in which the Executive participates in the surviving or successor entity (other than solely as an employee or consultant), shall not constitute a Change in Control.

          (B) Notwithstanding anything in this Agreement to the contrary, the Executive shall have the right, prior to the receipt by him of any amounts due thereunder, to waive receipt thereof or, subsequent to the receipt by him of any amounts due thereunder, or subsequent to the receipt by him of any amounts due hereunder, to treat some or all of


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



such amounts as a loan from the Company which the Executive shall repay to the Company, within ninety (90) days from the date of receipt, with interest at the rate provided in Section 7872 of the Code. Notice of any such waiver or treatment of amounts received as a loan shall be given by the Executive to the Company in writing and shall be binding upon the Company.

     (b) Termination Without Cause. Benefits shall be payable hereunder should there have been a Termination Without Cause of the Executive, as set forth below:

           (A) For purposes of this Agreement, a "Termination Without Cause" of the Executive shall be deemed to have occurred if: (i) a Change of Control shall not have previously occurred, and (ii) the Company decides to terminate the services of the Executive for any reason other than for Cause, Disability or Death, as defined in Paragraph 3 of this Agreement

           (B) Notwithstanding anything in this Agreement to the contrary, the Executive shall have the right, prior to the receipt by him of any amounts due thereunder, to waive receipt thereof or, subsequent to the receipt by him of any amounts due thereunder, or subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Company which the Executive shall repay to the Company, within ninety (90) days from the date of receipt, with interest at the rate provided in Section 7872 of the Code. Notice of any such waiver or treatment of amounts received as a loan shall be given by the Executive to the Company in writing and shall be binding upon the Company.

   (c) Resignation of the Executive. Benefits shall be payable hereunder should there have been a Resignation of the Executive, as set forth below:

           (A) For purposes of this Agreement, a "Resignation of the Executive" shall be deemed to have occurred if: (i) a Change of Control shall not have previously occurred, (ii) the Company has not previously terminated the services of the Executive for any reason, and (iii) the Executive decides to resign his position with the Company after the Board of Directors duly adopts a resolution by the affirmative vote of no less than one half (1/2) of the members of the Board of Directors requesting the Executive to resign from his position.

           (B) Notwithstanding anything in this Agreement to the contrary, the Executive shall have the right, prior to the receipt by him of any amounts due thereunder, to waive receipt thereof or, subsequent to the receipt by him of any amounts due thereunder, or subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Company which the Executive shall repay to the Company, within ninety (90) days from the date of receipt, with interest at the rate provided in Section 7872 of the Code. Notice of any such waiver or treatment of amounts received as a loan shall be given by the Executive to the Company in writing and shall be binding upon the Company.

   (d) Confidentiality and Non-Competition. In further consideration of the obligation of the Company expressed in this Agreement, you agree to execute or re-execute, as the case may be, the Company's standard form of Confidentiality and Non-Competition Agreement for executives, attached hereto as Exhibit A.

3. Rights of the Executive Following Change in Control, Termination Without Cause, or the Resignation of the Executive.

   (a) Right to Benefits. If any of the events described in Paragraph 2(a), 2(b) or 2(c) herein shall have occurred, you shall be entitled to the benefits provided in Paragraph 4 herein upon the subsequent termination of your Position with the Company during the term of this Agreement unless such termination is
(i) because of your death, Disability or Retirement, (ii) by the Company for Cause, or (iii) by you more than six months after such Change in Control, other than for Good Reason and not as a Resignation of the Executive, as set forth in Paragraph 2(c).

   (b)  Disability;  Retirement.  If,  as a  result  of your  incapacity  due to physical or mental illness, you shall have been absent from the full-time performance of your duties with the Company for six (6) consecutive months, and within thirty (30) days after written Notice of Termination (hereinafter defined) is given, you shall not have returned to the full-time performance of your duties, your Position may be terminated, by the Company or by you, for "Disability"; if your employment is properly so terminated, then this Agreement shall terminate concurrently. Termination by the Company or you of your Position based on "Retirement" shall mean termination in accordance with the Company's retirement policy generally applicable to its salaried employees or in accordance with any retirement arrangement established with your consent with respect to yourself.

   (c) Cause. Termination by the Company of your Position for "Cause" shall mean termination upon (i) the willful and continued failure by you to substantially perform your material duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such failure after the issuance by you for Good Reason of a Notice of Termination (as the terms "Good Reason" and "Notice of Termination" are defined in paragraphs 3(d) and 3(e), respectively) after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the material duties that the Board believes that you have not substantially performed; or (ii) the willful engaging by you in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or (iii) the conviction of the Executive of a felony, including the plea of nolo contendere, or (iv) the commission of any act by the Executive against the Company that may be construed as the crime of embezzlement, larceny, and/or grand larceny. For purposes of this Subparagraph 3(c), no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Any other provision in this paragraph to the contrary notwithstanding, you shall not be deemed to have been terminated for Cause unless and until the Board duly adopts a resolution by the affirmative vote of no less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct described in Paragraphs 3(c)(i) and 3(c)(ii) specifying the particulars thereof in detail and a certified copy of such resolution is delivered to you.

   (d) Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence of any of the following circumstances unless, in the case of clauses (i), (v), (vi) or (vii), such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as defined in paragraphs 3(e) and 3(f), respectively, given in respect thereof:

                     (i) the assignment to you of any duties inconsistent with your status as Secretary and Chief Financial Officer of the Company or a substantial adverse alteration in the nature or status of your responsibilities from those in effect immediately prior to a Change in Control of the Company;

                     (ii) a reduction by the Company in the fees paid to William Fellerman C.P.A., P.C. as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company;

                     (iii) the relocation of the Company's principal executive offices to a location which is outside a 50-mile radius of Hicksville, New York or the Company requiring you to be based anywhere other than the Company's principal executive offices, in addition to any of the Company's offices, except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations, or the adverse and substantial alteration of the office space or secretarial or support services provided to you for the performance of your duties;

                     (iv) the failure by the Company, without your consent, to pay to William Fellerman C.P.A., P.C. any portion of the fees currently being paid, except pursuant to an across-the-board compensation and fee deferral similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company, or the failure by the Company to pay William Fellerman C.P.A., P.C. any portion of an installment of deferred fees under any deferred compensation and fee program of the Company, within seven (7) days of the date such fee is due;

                     (v) the failure by the Company to continue in effect any compensation or fee plan in which you participate that is material to the total compensation and fees, including but not limited to the Company's Employee Stock Purchase Plan, 401(k) salary reduction plan or any incentive compensation plan, or any substitute plans adopted prior to a Change in Control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, than your participation as it existed at the time of a Change in Control of the Company;

                     (vi) unless such action is pursuant to an across-the-board reduction in benefits similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company, the failure by the Company to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Company's pension, life insurance, automobile insurance, medical, health and accident, or disability plans, if any, in which you were participating at the time of a Change in Control of the Company, or the taking of any action by the Company that would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of a Change in Control of the Company, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of a Change in Control of the Company;

                     (vii) the failure of the Company to obtain a satisfaction agreement from any successor to assume and agree to perform this Agreement, as contemplated in Paragraph 5 hereof; or

                     (viii) any purported termination of your Position that is not affected pursuant to a Notice of Termination satisfying the requirements of Paragraph 3(e) below (and, if applicable, the requirement of Paragraph 3(c) above); for purposes of this Agreement, no such purported termination shall be effective.

Your right to terminate your Position pursuant to this Paragraph shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of right with respect to, any circumstances constituting Good Reason hereunder.

     (e) Notice of Termination. Any purported termination of your Position by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Paragraph 6 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

     (f) Date of Termination, Etc. "Date of Termination" shall mean (i) if your Position is terminated for Disability, thirty (30) days after Notice of Termination is given (provided, that you shall not returned to the full-time performance of your duties during such thirty (30) day period), and (ii) if your Position is terminated pursuant to Paragraph 3(c) or 3(d) above or for any other reason (other than Disability), the date specified in Notice of Termination (which, in the case of a termination pursuant to Paragraph 3(d) above shall not be less than fifteen (15) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given); provided, that if within fifteen (15) days after any Notice of Termination is given or prior to the Date of Termination (as determined without regard to this proviso) the party receiving such Notice of Termination notifies the other party that a dispute exists concerning such termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom has expired and no appeal has been perfected); provided further, that the Date of Termination shall be extended by notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. During the pendency of any such dispute, the Company will continue to pay William Fellerman C.P.A., P.C. its full fee in effect when the notice giving rise to the dispute was given and continue until the dispute is finally resolved in accordance with this paragraph. Amounts paid under this paragraph are prior to all other amounts due under this Agreement and shall not reduce any other amounts due under this Agreement, which other amounts shall be in addition to, and shall not be offset by, amounts due under this paragraph. Anything to the contrary herein notwithstanding, twenty-four hours after Notice of Termination is received by the Company, the Company may relieve you of authority to act on behalf of, or legally bind, the Company, provided, that any such action by the Company shall be without prejudice to your right to the compensation and benefits provided under this Agreement and your right to termination hereunder under such circumstances and with the compensation and benefits following such termination as provided in this Agreement.

          4. Payment of Fees Upon Termination or Resignation. Following a Change in Control of the Company, a Termination Without Cause, or the Resignation of the Executive, as all terms are defined herein, and upon such termination or the resignation of your Position, you shall be entitled to the following benefits:

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          (a)  [Intentionally left blank]

          (b) Cause, Etc. If your employment shall be (i) terminated by the Company for Cause, or (ii) by you more than six months after a Change in Control of the Company other than for Good Reason and not as a Resignation of the Executive (as defined in Paragraph 2(c)), or (iii) by the Company or you for Disability, death or Retirement, then the Company shall pay William Fellerman C.P.A., P.C. its customary fees through the Date of Termination at the rate in effect at the date that Notice of Termination is given, plus all other amounts to which you are entitled under any plan of the Company in effect on such date at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

          (c) Severance Benefits. If your Position shall be (A) terminated by the Company or you within six (6) months after a Change in Control, or (B) by you more than six (6) months after a Change in Control of the Company for Good Reason, or (C) by the Company for Termination Without Cause, or
     (D) a Resignation of the Executive shall have occurred, then, subject to the limitations set forth in Subparagraph 4(e), below, you shall be entitled to the benefits provided below:

               (i) the Company shall pay to William Fellerman C.P.A., P.C. the fees customarily paid through the Date of Termination at the rate equal to the greater of the rate in effect on the date prior to the Change in Control and the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company in effect on such date, at the time such payments are due, except as otherwise provided below;

               (ii) in lieu of any further payments to William Fellerman C.P.A., P.C. for periods subsequent to the Date of Termination, William
          Fellerman C.P.A., P.C., the Company shall pay to William Fellerman C.P.A., P.C. a severance payment equal to TWO HUNDRED AND SEVENTY-FIVE THOUSAND DOLLARS ($275,000) payable in twenty-four (24) equal monthly installments.

               (iii) The Company shall also pay to you all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 499 of the Code to any payment or benefit provided hereunder).

     (d) Date Benefits Due. The payments provided for in Paragraph 4(c) above shall commence no later than the first day of the month following the Date of Termination.

     (e) No Mitigation. You shall not be required to mitigate the amount of any payment provided for in this Paragraph 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Paragraph 4 be reduced by any compensation earned by you as the result of your employment by another employer, by any retirement benefits, by offset against any amount claimed to be owing by you to the Company, or otherwise, except as specifically provided in this Paragraph 4.

     (f) The benefits provided in this Paragraph 4 shall replace benefits provided to you other than in this Agreement only in the circumstances set forth herein, and under all other circumstances, your benefits will be determined in accordance with other agreements between the Company and you and other plans, arrangements and programs of the Company in which you participate.

          5.   Successors; Binding Agreement.

     (a) Assumption by Successor. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled hereunder if you terminate your employment for Good Reason following a Change in Control of the Company, except that for purposes of implementing this Paragraph 5, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

     (b) Successors. Neither this Agreement nor any right or interest hereunder shall be assignable by you (except by will or intestate succession) or any successor to your interest, nor shall it be subject to attachment, execution, pledge or hypothecation, but this Agreement shall inure to the benefit of and be enforceable by your personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

          6. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight delivery service providing for a signed return receipt, addressed to you at your home address set forth in the Company's records and to the Company at the address set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to counsel to the Company, at Muenz & Meritz, P.C., Attention: Lawrence A. Muenz, Esq., 3 Hughes Place, Dix Hills, NY. 11746, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 4 shall survive the expiration of the term of this Agreement.


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


          8. Severance and Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          9.   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          10. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Garden City, New York, in accordance with the rules of the American Arbitration Association then in effect. Any judgment rendered by the arbitrator as above provided shall be final and binding on the parties hereto for all purposes and may be entered in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute our agreements on this subject.

                                         Sincerely,


                                         STAR MULTI CARE SERVICES, INC.


                                         By:     /s/Stephen Sternbach
                                            ----------------------------
                                         Name: Stephen Sternbach
                                         Title:Chairman of the Board, President
                                               and Chief Executive Officer


Agreed to this 5th day of September, 1997



By: /s/William Fellerman
   -----------------------
     William Fellerman

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